UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 29, 2013
MILLER ENERGY RESOURCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

001-34732	26-1028629
(Commission File Number)	(IRS Employer Identification No.)

9721 Cogdill Road, Suite 302
Knoxville, TN 37932
(Address of Principal Executive Offices)
(865) 223-6575
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.(e)    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

Amendment to Compensation Arrangements with Named Executive Officers

On July 29, 2013, the Board of Directors (the “Board”) of Miller Energy Resources, Inc. (the “Company”), at the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), approved increases to the annual salaries of certain of the Company's named executive officers as set forth below. The increase in the salary of Scott Boruff was made directly by the Compensation Committee, with that decision being ratified by the Board. Such salary increases are deemed effective as of July 17, 2013.

Officer and Title	Current Annual Salary	Annual Salary Prior to Increase
Scott Boruff, Chief Executive Officer	$795,000	$500,000
David Voyticky, President and Acting Chief Financial Officer	$750,00	$475,000
Deloy Mill, Executive Chairman	$375,000	$205,000
David Hall, Chief Operating Officer	$375,000	$205,000
Kurt Yost, Senior Vice President and General Counsel	$300,000	$175,000

Cash Bonus Incentive Compensation for FY 2014

On July 29, 2013, the Board also approved a new cash incentive bonus program for fiscal year 2014 for the Company's named executive officers (the “2014 Cash Bonus Program”) at the recommendation of the Compensation Committee. As required by the charter of the Compensation Committee, the 2014 Cash Compensation Program voted on and approved by a subset of the members of the Compensation Committee who met the definition of “outside directors” for purposes of Section 162(m) of the Internal Revenue Code, which then recommended the program to the full Board. Payments will not be made under the 2014 Cash Bonus Program unless the following conditions are satisfied: (i) the closing price of the Company's common stock on the New York Stock Exchange on April 30, 2014 must be $7.60 or greater and (ii) the Company's average daily production for the fourth quarter of fiscal year 2014 must be greater than 5,000 barrels of oil equivalent per day (using the ratio of one barrel of crude oil, condensate or natural gas liquids to six thousand cubic feet of natural gas). Except as disclosed below, a participant must be employed by the Company on April 30, 2014 in order to receive a bonus under the 2014 Cash Bonus Program or the 2014 Equity Bonus Program (as defined below).

If the conditions to payment are satisfied, each participant in the 2014 Cash Bonus Program shall be entitled to receive a cash bonus equal to a percentage of his base salary for fiscal year 2014. The amount of bonus payable under the 2014 Cash Bonus Program will depend upon the extent to which the closing share price for the Company's common stock as reported on the New York Stock Exchange for the period beginning on May 1, 2013 through April 30, 2014, outperforms, on an annual return basis, the share price for the common stock of the Peer Companies (defined below) over that same time period.

“Peer Companies” means publicly-traded companies included in the SunTrust Small Cap Index, but excluding any companies on that list which cease to be publicly traded on or before April 30, 2014. “SunTrust Small Cap Index” shall mean the list of oil and natural gas exploration and production companies with a market capitalization of less than $1 billion as prepared by SunTrust Robinson Humphrey in their S&P Sector Comparison as of July 15, 2013.

The bonus payments made under the 2014 Cash Bonus Program will be determined as follows:

	Percentage of Peer Companies on the SunTrust Small Cap Index that the Company outperforms from May1, 2013 through April 30, 2014

	55% or fewer	Greater than 55% up to 65%	Greater than 65% up to 75%	Greater than 75% up to 80%	Greater than 80% up to 90%	Greater than 90%

Officer and Title	Bonus Payable Under the 2014 Cash Bonus Program (as a percentage of base salary for fiscal year 2014)

Scott Boruff, Chief Executive Officer	0%	50%	100%	150%	250%	300%

David Voyticky, President and Acting Chief Financial Officer	0%	50%	100%	150%	250%	300%

Deloy Miller, Chairman	0%	50%	75%	100%	125%	150%

David Hall, Chief Operating Officer	0%	50%	60%	100%	125%	150%

Kurt Yost, Senior Vice President and General Counsel	0%	50%	60%	100%	125%	150%

The Compensation Committee retains the discretion to reduce payments made under the 2014 Cash Bonus Program based upon the Company's regulatory compliance, safety and environmental record and the Company's cost of capital and capital structure.

Equity Long Term Incentive Compensation for FY 2014

On July 29, 2013, the Board also approved a new equity incentive bonus program for fiscal year 2014 for the Company's named executive officers (the “2014 Equity Bonus Program”) at the recommendation of the Compensation Committee. As required by the charter of the Compensation Committee, the 2014 Equity Compensation Program voted on and approved by a subset of the members of the Compensation Committee who met the definition of “outside directors” for purposes of Section 162(m) of the Internal Revenue Code, which then recommended the program to the full Board. Each named executive officer was granted options to acquire the number of shares of the Company's common stock set forth below, subject to the approval of the Company's stockholders to an increase of 7,300,000 shares or greater of the share reserve of the Company's 2011 Stock Incentive Plan, approved by the company's shareholders (the “2011 Plan”). The exercise price for such options shall be $5.21 per share (being the closing price of the Company's common stock on the New York Stock Exchange on the date of the grant by the Board and the Compensation Committee).

Officer and Title	Number of Options to be Granted
3,000,000
Scott Boruff, Chief Executive Officer	3,000,000
David Voyticky, President and Acting Chief Financial Officer	499,998
Deloy Miller, Chairman	499,998
David Hall, Chief Operating Officer	499,998
Kurt Yost, Senior Vice President and General Counsel	300,000

These options will vest in their recipients in up to three tranches, as follows:

1.
One-third of the options shall vest on the earliest date on which the closing share price for the Company's common stock as reported on the New York Stock Exchange shall exceed $8.00 for at least 20 trading days during fiscal year 2014.

2.
To the extent not previously vested under tranche 1 above, two-thirds of the options shall vest on the earliest date on which the closing share price for the Company's common stock as reported on the New York Stock Exchange shall exceed $10.00 for at least 20 trading days during fiscal year 2014.

3.
To the extent not previously vested under tranches 1 and 2 above, the options shall vest in full on the earliest date on which the closing share price for the Company's common stock as reported on the New York Stock Exchange shall exceed $12.00 for at least 20 trading days during fiscal year 2014.

Limitation on Incentive Compensation for FY 2014

In no event will any year-end bonus paid by the Company in cash or in kind to any person, including under the 2014 Cash Bonus Program and the 2014 Equity Bonus Program, exceed the “Per Person Award Limitations” set forth in Section 5.2 of the 2011 Plan.

Entry into Employment Agreements with Named Executive Officers

The Company entered into employment agreements with Messrs. Boruff, Voyticky, Miller, Hall and Yost (each an “Executive”), each dated as of July 29, 2013 (the “Agreements”). Capitalized terms used below have the meanings set forth in the agreements, which are attached hereto as Exhibits 10.1 through 10.5. These Agreements supersede and replace any prior written or oral employment agreements between the Company and these Executives. In addition to the compensation terms set forth above which are included in the agreements, the employment agreements contain the following material terms:

•
The terms of the Agreements are for one year, subject to earlier termination for Cause, upon death or Disability, voluntarily by the Executive, by the Company without Cause or upon a Change in Control. The Agreements do not auto-renew.

•
If an Executive's Agreement is terminated for Cause, or voluntarily by that Executive, the Company is only obligated to pay the Executive's Base Salary accrued, but not paid, through the date of termination.

•
If an Executive's Agreement is terminated as a result of the death or Disability of that Executive, the Company is only obligated to pay the Executive's Base Salary accrued, but not paid, through the date of termination and a pro rata payment of the Executive's Incentive Bonus under the 2014 Cash Bonus Program.

•
If an Executive's Agreement is terminated by the Company without Cause, the Executive would receive his Base Salary paid in accordance with the Company's normal payroll practices through the remainder of the one year term of his Agreement, and a pro rata payment of the Incentive Bonus earned under the 2014 Cash Bonus Program. The severance payments are contingent upon the execution of a satisfactory release by the Executive in favor of the Company.

•
If an Executive's Agreement is terminated by the Company without Cause after a Change in Control, or in the 90 days prior to a Change in Control upon the request of the acquirer, the Executive would receive, in lieu of the amount that would be otherwise payable upon a termination by the Company without Cause (immediately above), a lump sum payment of 2.00 multiplied by his annualized Base Salary. The Executive would also receive his Incentive Bonus under the 2014 Cash Bonus Program, without pro ration, earned for the year. In the Agreements, “Change in Control” is defined as the acquisition by any individual or entity (or group(s) thereof acting together), which is not a beneficial owner of any of the Company's securities as of the date of the agreement of beneficial ownership of securities of the Company representing greater than 50% of the combined voting power of the Company's then outstanding voting securities.

•
Messrs. Boruff, Voyticky, Miller, and Hall have each agreed to one year non-competition and non-solicitation restrictions after the termination of their Agreements. Mr. Yost has agreed to similar restrictions, however, as an attorney, under the Tennessee Rules of Professional Responsibility, he is limited in his ability to agree to restrictions which prohibit the practice of law .

•
Each Executive receives no less than four weeks of vacation time. Messrs. Boruff, Voyticky, and Miller each receive a $1000 per month car allowance or, at the Company's discretion the use of a Company-owned vehicle. At this time, the Company has elected to provide a vehicle for their use in lieu of such allowance.

The foregoing descriptions of the terms and conditions of the Agreements are qualified in their entirety by reference to the Agreements themselves, which are attached hereto as Exhibits 10.1 through 10.5.

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Description
10.1	Employment Agreement with Scott M. Boruff, dated as of July 29, 2013
10.2	Employment Agreement with David J. Voyticky, dated as of July 29, 2013
10.3	Employment Agreement with Deloy Miller, dated as of July 29, 2013
10.4	Employment Agreement with David M. Hall, dated as of July 29, 2013
10.5	Employment Agreement with Kurt C. Yost, dated as of July 29, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2013	Miller Energy Resources, Inc.
By: /s/ Scott M. Boruff
Scott M. Boruff
Chief Executive Officer